Exhibit 10.1

FOURTH AMENDED AND RESTATED ADVISORY AGREEMENT
AMONG
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.,
JLLIPT HOLDINGS LP
AND
LASALLE INVESTMENT MANAGEMENT, INC.

TABLE OF CONTENTS

1.	Definitions	1
2.	Appointment	9
3.	Duties of the Advisor	9
4.	Authority of the Advisor	13
5.	Sub-Advisors	14
6.	Bank Accounts	14
7.	Records; Access	14
8.	Limitations on Activities	14
9.	Relationship with Directors	15
10.	Advisory Fee	15
11.	Expenses	17
12.	Other Services	19
13.	Reimbursement to the Advisor	20
14.	Other Activities of the Advisor	20
15.	Relationship of the Parties	21
16.	Term of Agreement	21
17.	Termination by the Parties	21
18.	Assignment to an Affiliate	21
19.	Payments to and Duties of Advisor Upon Termination	21
20.	Indemnification by the Company and the Operating Partnership	22
21.	Indemnification by Advisor	22
22.	Non-Solicitation	22
23.	Miscellaneous	23

FOURTH AMENDED AND RESTATED ADVISORY AGREEMENT
THIS FOURTH AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”), dated as of October 16, 2019 (the “Effective Date”), is by and among Jones Lang LaSalle Income Property Trust, Inc., a Maryland corporation (the “Company”), JLLIPT Holdings LP, a Delaware limited partnership (the “Operating Partnership”) and LaSalle Investment Management, Inc., a Maryland corporation (the “Advisor” and together with the Company and the Operating Partnership, the “Parties”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

W I T N E S S E T H

WHEREAS, the Company, the Operating Partnership and the Advisor entered into that certain Third Amended and Restated Advisory Agreement, dated April 1, 2018 (the “Third Amended and Restated Advisory Agreement”), the term of which was initially renewed on May 8, 2018 for a one-year term expiring on June 5, 2019 and further renewed on May 7, 2019 for an additional one-year term expiring on June 5, 2020; and

WHEREAS, the Parties now desire to amend and restate the Third Amended and Restated Advisory Agreement pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the Parties agree as follows:

1.	DEFINITIONS.
As used in this Agreement, the following terms have the definitions hereinafter indicated:
Acquisition Expenses. Any and all expenses incurred by the Company, the Operating Partnership, the Advisor, or any of their Affiliates in connection with the selection, acquisition, origination, making or development of any Investments, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, and the costs of performing due diligence.
Advisor. LaSalle Investment Management, Inc., a Maryland corporation, any successor advisor to the Company, the Operating Partnership or any Person to which LaSalle Investment Management, Inc. or any successor advisor subcontracts substantially all of its functions. Notwithstanding the foregoing, a Person hired or retained by LaSalle Investment Management, Inc. to perform sub-advisory or property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all of the functions of LaSalle Investment Management, Inc. with respect to the Company or the Operating Partnership as a whole shall not be deemed to be an Advisor.

Advisory Fee. The fee payable to the Advisor pursuant to Section 10.

Affiliate or Affiliated. With respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10.0% or more of the outstanding voting securities of such other Person; (ii) any Person 10.0% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
Affiliated Director. A Director who is also a director, manager, officer or employee of the Advisor or an Affiliate of the Advisor or any corporate parent of an Affiliate.

Articles of Incorporation. The Articles of Incorporation of the Company, as amended from time to time.
Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Investments before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.
Board. The board of directors of the Company, as of any particular time.
Business Day. Any day on which the New York Stock Exchange is open for unrestricted trading.
Bylaws. The bylaws of the Company, as the same are in effect from time to time.
Cause. With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor in connection with performing its duties hereunder.
Class A NAV. The portion of the NAV allocable to Class A Shares, calculated pursuant to the Valuation Guidelines.
Class A Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class A.
Class A Share NAV. The portion of the Company Separate NAV allocable to Class A Shares, calculated pursuant to the Valuation Guidelines.
Class A Stockholders. The registered holders of the Class A Shares.
Class A Unit NAV. The portion of the Operating Partnership NAV allocable to Class A Units, calculated pursuant to the Valuation Guidelines.
Class A Unitholders. The holders of the Class A Units.
Class A Unit. A Unit entitling the holder thereof to the rights of a holder of Class A Units as provided in the Operating Partnership Agreement.
Class A-I NAV. The portion of the NAV allocable to Class A-I Shares, calculated pursuant to the Valuation Guidelines.

Class A-I Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class A-I.

Class A-I Share NAV. The portion of the Company Separate NAV allocable to Class A-I Shares, calculated pursuant to the Valuation Guidelines.

Class A-I Stockholders. The registered holders of the Class A-I Shares.

Class A-I Unit NAV. The portion of the Operating Partnership NAV allocable to Class A-I Units, calculated pursuant to the Valuation Guidelines.
Class A-I Unitholders. The holders of the Class A-I Units.
Class A-I Unit. A Unit entitling the holder thereof to the rights of a holder of Class A-I Units as provided in the Operating Partnership Agreement.
Class D NAV. The portion of the NAV allocable to Class D Shares, calculated pursuant to the Valuation Guidelines.
Class D Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class D.
Class D Share NAV. The portion of the Company Separate NAV allocable to Class D Shares, calculated pursuant to the Valuation Guidelines.
Class D Stockholders. The registered holders of the Class D Shares.

Class D Unit NAV. The portion of the Operating Partnership NAV allocable to Class D Units, calculated pursuant to the Valuation Guidelines.
Class D Unitholders. The holders of the Class D Units.
Class D Unit. A Unit entitling the holder thereof to the rights of a holder of Class D Units as provided in the Operating Partnership Agreement.
Class M NAV. The portion of the NAV allocable to Class M Shares, calculated pursuant to the Valuation Guidelines.

Class M Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class M.

Class M Share NAV. The portion of the Company Separate NAV allocable to Class M Shares, calculated pursuant to the Valuation Guidelines.
Class M Stockholders. The registered holders of the Class M Shares.

Class M Unit NAV. The portion of the Operating Partnership NAV allocable to Class M Units, calculated pursuant to the Valuation Guidelines.
Class M Unitholders. The holders of the Class M Units.

Class M Unit. A Unit entitling the holder thereof to the rights of a holder of Class M Units as provided in the Operating Partnership Agreement.
Class M-I NAV. The portion of the NAV allocable to Class M-I Shares, calculated pursuant to the Valuation Guidelines.

Class M-I Shares. Shares of the Company’s $0.01 par value common stock that have been designated as Class M-I.

Class M-I Share NAV. The portion of the Company Separate NAV allocable to Class M-I Shares, calculated pursuant to the Valuation Guidelines.
Class M-I Stockholders. The registered holders of the Class M-I Shares.

Class M-I Unit NAV. The portion of the Operating Partnership NAV allocable to Class M-I Units, calculated pursuant to the Valuation Guidelines.
Class M-I Unitholders. The holders of the Class M-I Units.
Class M-I Unit. A Unit entitling the holder thereof to the rights of a holder of Class M-I Units as provided in the Operating Partnership Agreement.
Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company. Company shall have the meaning set forth in the preamble of this Agreement.

Company Separate Annual Total Return. As further described in Section 10, a portion of the investment return provided to Stockholders, which shall be calculated independently for the Class A Shares, the Class D Shares, the Class A-I Shares, the Class M-I Shares and the Class M Shares, and shall be equal to, for all such Shares outstanding during the calendar year (or such other applicable period), (i) Distributions declared and accrued per Class A Share, Class D Share, Class A-I Share, Class M-I Share or Class M Share over the calendar year (or such other applicable period), but only to the extent such Distributions are Company Separate Distributions, plus (ii) any change in Class A Share NAV per Class A Share, Class A-I Share NAV per Class A-I Share, Class D Share NAV per Class D Share, Class M-I Share NAV per Class M-I Share or Class M Share NAV per Class M Share over the calendar year (or such other applicable period).
Company Separate Distributions. Distributions made by the Company other than Distributions of proceeds received by the Company from the Operating Partnership, the Company’s disposition of Units or other interests in the Operating Partnership or otherwise attributable to the Company’s ownership of Units or other interests in the Operating Partnership; provided, however, that Company Separate Distributions shall include Distributions made by the Company to the extent such Distributions are proceeds from the disposition of Units at a price in excess of the NAV of such Units.
Company Separate NAV. The NAV of the Company other than any NAV attributable to the Company’s ownership of Units or any other interest in the Operating Partnership.

Dealer Manager. LaSalle Investment Management Distributors, LLC, or such other Person or entity selected by the Board to act as the dealer manager for an Offering.

Dealer Manager Fee. The dealer manager fee payable to the Dealer Manager for serving as dealer manager for an Offering as described in the Prospectus or Private Placement Memorandum for such Offering.

Director. A member of the Board.

Distributions. Any distributions of money or other property by the Operating Partnership or Company, as applicable, to owners of Units or Shares, as applicable, including distributions that may constitute a return of capital for federal income tax purposes.
DST Organizational and Offering Expenses. Any and all cumulative costs and expenses incurred by and to be paid from the assets of the Company or any of its subsidiaries, including amounts reimbursable to the Advisor and its Affiliates pursuant and subject to Section 11(b)(ii) hereof, in connection with the formation and qualification of any private offerings of Delaware statutory trust beneficial interests in DST Properties conducted by the Company or any of its subsidiaries and the subsequent marketing and distribution of such securities, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), any expense allowance granted by the Company or its subsidiaries to the underwriter (which may include a dealer manager) or any reimbursement of expenses of the underwriter by the Company or its subsidiaries, expenses for printing, engraving, mailing and distributing costs, salaries of employees while engaged in sales activity, telephone and other telecommunications costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, fees, expenses and taxes related to the qualification of the sale of the securities under federal and state laws, including accountants' and attorneys’ fees.
DST Properties. Real properties that meet the following criteria: (i) Delaware statutory trust beneficial interests in such properties have been sold by the Company or any Affiliate or subsidiary of the Company to third-party investors and (ii) such properties are being leased by the Company or any Affiliate from the Delaware statutory trust.

Effective Date. Effective Date shall have the meaning set forth in the Preamble.

Excess Amount. Excess Amount shall have the meaning set forth in Section 13.

Expense Year. Expense Year shall have the meaning set forth in Section 13.

Fixed Component. The non-variable component of the Advisory Fee as described in Section 10(b).

GAAP. Generally accepted accounting principles as in effect in the United States of America from time to time.

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through all Public Offerings, without deduction for Selling Commissions, volume discounts, any due diligence expense reimbursement or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds from the sale of any Shares in a Public Offering, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Participating Broker-Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per such Share pursuant to the Prospectus for such Public Offering without reduction.

Indemnitee. Indemnitee and Indemnitees shall have the meaning set forth in Section 20 herein.

Independent Director. Independent Director shall have the meaning set forth in the Articles of Incorporation.
Independent Valuation Advisor. A firm that is (i) engaged to a substantial degree in the business of conducting appraisals on commercial real estate properties, (ii) not Affiliated with the Advisor and (iii) engaged by the Company with the approval of the Board to appraise the Real Properties pursuant to the Valuation Guidelines.
Investment Company Act. The Investment Company Act of 1940, as amended.
Investment Guidelines. The investment guidelines adopted by the Board, as amended from time to time, pursuant to which the Advisor has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.
Investments. Any investments by the Company or the Operating Partnership in Real Property and Real Estate Related Assets.
Joint Ventures. The joint venture or partnership arrangements (other than with the Operating Partnership and including in the form of limited liability companies) in which the Company or any of its subsidiaries is a co-venturer, general partner, limited partner or otherwise, which are established to acquire Real Properties.
Loans. Any indebtedness or obligations in respect of borrowed money or evidenced by bonds, notes, debentures, deeds of trust, letters of credit or similar instruments, including mortgages and mezzanine loans.
NASAA REIT Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as may be amended from time to time.
NAV. Net asset value, calculated pursuant to the Valuation Guidelines.
Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets.
Offering. A Private Placement or Public Offering.
OP Annual Total Return. As further described in Section 10, the investment return provided to Unitholders, which shall be calculated independently for the Class A Units, the Class D Units, the Class A-I Units, the Class M-I Units and the Class M Units, and shall be equal to, for all such Units outstanding during the calendar year (or such other applicable period), (i) Distributions declared and accrued per Class

A Unit, Class D Unit, Class A-I Unit, Class M-I Unit or Class M Unit over the calendar year (or such other applicable period) plus (ii) any change in Class A Unit NAV per Class A Unit, Class A-I Unit NAV per Class A-I Unit, Class D Unit NAV per Class D Unit, Class M-I Unit NAV per Class M-I Unit or Class M Unit NAV per Class M Unit over the calendar year (or such other applicable period).
Operating Partnership. Operating Partnership shall have the meaning set forth in the preamble of this Agreement.
Operating Partnership Agreement. The Limited Partnership Agreement of the Operating Partnership, as amended from time to time.
Operating Partnership NAV. The NAV of the Operating Partnership.
Organizational and Offering Expenses. All expenses incurred by or on behalf of the Company in connection with the preparation, qualification and registration of an Offering, and the subsequent offering and distribution of Shares, whether incurred before or after the date of this Agreement, which may include but are not limited to: total underwriting and brokerage discounts and commissions including fees of the underwriters’ attorneys; expenses for printing, engraving and mailing; salaries of employees while engaged in sales activity; telephone and other telecommunications costs; all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings); charges of transfer agents, registrars, trustees, escrow holders, depositories and experts; and fees, expenses and taxes related to the filing, registration and qualification of the sale of the Shares under federal and state laws, including accountants’ and attorneys’ fees and expenses.
Participating Broker-Dealers. Broker-dealers who are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker-dealer or other agreements with the Dealer Manager to sell Shares in an Offering.
Performance Component. The variable component of the Advisory Fee as described in Section 10(b).
Person. An individual, corporation, partnership, trust, joint venture, limited liability company or other entity.
Primary Offering. The portion of an Offering other than the Shares offered pursuant to the Company’s distribution reinvestment plan.
Priority Return Percentage. Priority Return Percentage has the meaning set forth in Section 10(c).
Private Placement. An unregistered sale of Shares pursuant to an applicable exemption from the registration requirements of the Securities Act and state securities laws.
Private Placement Memorandum. A memorandum utilized for the purpose of offering and selling Shares in a Private Placement.
Prospectus. A “Prospectus” under Section 2(10) of the Securities Act, including a preliminary Prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public in a Public Offering.

Public Offering. The public offering of Shares pursuant to a Prospectus.
Real Estate Related Assets. Any investments (other than investments in Real Property), directly or indirectly, by the Company or Operating Partnership, as the case may be, in interests related to real property of whatever nature, including, but not limited to (i) mortgage, mezzanine, bridge and other loans on Real Property, (ii) equity securities or interests in corporations, limited liability companies, partnerships and other joint ventures having an equity interest in real property, real estate investment trusts, ground leases, tenant-in-common interests, participating mortgages, convertible mortgages or other debt instruments convertible into equity interests in real property by the terms thereof, options to purchase real estate, real property purchase-an-leaseback transactions and other transactions and investments with respect to real estate, and (iii) debt securities such as collateralized mortgage backed securities, commercial mortgages and other debt securities.

Real Property. Real property owned from time to time by the Company, the Operating Partnership or a subsidiary thereof, either directly or through Joint Ventures, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only or (iv) such investments the Board and the Advisor mutually designate as Real Property to the extent such investments could be classified as Real Property. DST Properties shall also be deemed Real Property for purposes of this definition.

Registration Statement. A registration statement on Form S-11, as may be amended from time to time, of the Company filed with the Securities and Exchange Commission related to the registration of Shares for a Public Offering.

REIT. A “real estate investment trust” under Sections 856 through 860 of the Code or as may be amended.

Related Party. With respect to any Person, any other Person whose ownership of Shares would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

Securities Act. The Securities Act of 1933, as amended.

Selling Commission. That percentage of Gross Proceeds from the sale of Shares in an Offering payable to the Dealer Manager and reallowable to Participating Broker-Dealers with respect to Shares sold by them as described in the Prospectus or Private Placement Memorandum for such Offering.

Shares. The Class A Shares, Class D Shares, Class A-I Shares, Class M-I Shares and Class M Shares.

Stockholders. The Class A Stockholders, Class D Stockholders, Class A-I Stockholders, Class M-I Stockholders and Class M Stockholders.

Sub-Advisor. Sub-Advisor and Sub-Advisors shall have the meaning set forth in Section 5.

Termination Date. The date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

Total Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the operation of the Company or its business, including the Advisory Fee, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of securities, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and Acquisition Expenses, (vii) real estate commissions on the sale of Real Property, and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgages or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

Unit. A unit of limited partnership interest in the Operating Partnership. The Units are comprised of Class A Units, Class D Units, Class A-I Units, Class M-I Units and Class M Units.
Unitholders. The Class A Unitholders, Class D Unitholders, Class A-I Unitholders, Class M-I Unitholders and Class M Unitholders.

2%/25% Guidelines. 2%/25% Guidelines shall have the meaning set forth in Section 13.

Valuation Guidelines. The valuation guidelines adopted by the Board, as amended from time to time.

2.	APPOINTMENT.
The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3.	DUTIES OF THE ADVISOR.
The Advisor undertakes to use its commercially reasonable efforts to manage the day-to-day operations of the Company’s business and the Operating Partnership’s business, present to the Company and the Operating Partnership potential investment opportunities and provide the Company and the Operating Partnership with a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation, Bylaws and the Operating Partnership Agreement, the Advisor shall, either directly or indirectly by engaging an Affiliate or a third party:
(a)    serve as the Company’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Company’s and the Operating Partnership’s Investments and investment policies;

(b)    provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions reasonably necessary for the management of the Company, including the collection of revenues and the payment of the Company’s debts and obligations; maintenance of appropriate computer services to perform such administrative functions; maintaining the Company’s books and records; and organizing meetings of the Board and the Operating Partnership;
(c)    recommend to the Company and the Operating Partnership the proper allocation of the Company’s Investments between (i) Real Property, (ii) Real Estate Related Assets, and (iii) cash and cash equivalents and other short-term investments;
(d)     consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial, investment, valuation and other policies;
(e)    subject to the provisions of Section 4 hereof, (i) to the extent within the Advisor’s authority as set forth in the Investment Guidelines, identify, analyze and complete acquisitions and dispositions of Investments; (ii) to the extent outside the Advisor’s authority as set forth in the Investment Guidelines, identify, analyze and recommend acquisitions and dispositions of Investments to the Board and complete such transactions on behalf of the Company and the Operating Partnership in accordance with the direction of the Board; (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, Investments; (v) enter into leases and service contracts for Investments and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Investments; (vi) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives; (vii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (viii) oversee Affiliated and non-Affiliated property managers who perform services for the Company; (ix) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; and (x) manage accounting and other record-keeping functions for the Company;
(f)    arrange and secure on behalf of the Company and the Operating Partnership with banks or lenders for Loans to be made to the Company and the Operating Partnership, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company or the Operating Partnership;
(g)    monitor the operating performance of the Investments and provide periodic reports with respect thereto to the Board, including comparative information with respect to such operating performance and budgeted or projected operating results;
(h)    from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;
(i)    calculate, at the end of each Business Day, the Class A NAV, Class A Unit NAV, Class D NAV, Class D Unit NAV, Class A-I NAV, Class A-I Unit NAV, Class M-I NAV, Class M-I Unit NAV, Class M NAV and Class M Unit NAV as provided in the Valuation Guidelines, and in connection therewith, obtain appraisals performed by an Independent Valuation Advisor concerning the value of the Real Properties;

(j)    deliver to, or maintain for a period of time in accordance with the Investment Advisers Act of 1940, as amended and the rules and regulation promulgated thereunder, on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Real Property;
(k)    provide the Company and the Operating Partnership with all necessary cash management services;
(l)    arrange, negotiate, coordinate and manage operations of any Joint Venture interests held by the Company or the Operating Partnership and conduct all matters with any Joint Venture partners;
(m)    communicate on the Company’s or the Operating Partnership’s behalf with the respective holders of any of the Company’s or the Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders, and related thereto provide copy writing, creative management, project management and print production management;
(n)    evaluate and recommend to the Board hedging strategies and modifications thereto in effect and cause the Company and the Operating Partnership to engage in overall hedging strategies consistent with the Company’s status as a REIT and with the Company’s investment policies approved by the Board;
(o)    advise the Company and the Operating Partnership regarding the maintenance of their exemptions from the Investment Company Act and monitor compliance with the requirements for maintaining an exemption from such Act;
(p)    advise the Company regarding the maintenance of the Company’s status as a REIT and monitor compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;
(q)    take all necessary actions to enable the Company and the Operating Partnership to make required tax filings and reports, including soliciting Stockholders for required information to the extent provided by the REIT provisions of the Code;
(r)    invest or reinvest any money of the Company or the Operating Partnership (including investing in short-term investments pending investment in long-term Investments, payment of fees, costs and expenses, or payments of distributions to the Stockholders and the Unitholders), and advise the Company and the Operating Partnership as to the Company’s or the Operating Partnership’s respective capital structure and capital raising;
(s)    investigate, select, and, on behalf of the Company and the Operating Partnership, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing;

(t)    cause the Company and the Operating Partnership to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Code and to conduct compliance reviews thereto, as required;
(u)    cause the Company and the Operating Partnership to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
(v)    assist the Company in maintaining the registration of the Shares under federal and state securities laws with respect to any Public Offering and complying with all federal, state and local regulatory requirements applicable to the Company with respect to such Offering and the Company’s business activities (including the Sarbanes-Oxley Act of 2002, as amended), including, with respect to any Public Offering, preparing or causing to be prepared all supplements to the Prospectus, post-effective amendments to the registration statement and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Act and the Securities Exchange Act of 1934, as amended;
(w)    assist the Company in complying with all federal, state and local regulatory requirements applicable to the Company and its subsidiaries in respect of any private placements of any securities, including but not limited to Delaware statutory trust beneficial interests in DST Properties, including preparing or causing to be prepared private placement memoranda and all supplements thereto; provided, however, that in all private placement memoranda, supplements thereto and any other offering materials, the statements therein shall be made by solely the Company or the applicable subsidiary of the Company and not by the Advisor or any of its other Affiliates;
(x)    take all necessary actions to enable the Company and Operating Partnership to make required tax filings and reports, including soliciting Stockholders for required information to the extent provided by the REIT provisions of the Code;
(y)    handle and resolve all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company and the Operating Partnership may be involved or to which the Company and the Operating Partnership may be subject, arising out of the Company’s or the Operating Partnership’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board;
(z)    use commercially reasonable efforts to cause expenses incurred by or on behalf of the Company and the Operating Partnership to be reasonable or customary and within any budgeted parameters or expense guidelines set by the Board from time to time;
(aa)    supervise one or more Independent Valuation Advisors and, if and when necessary, recommend to the Board its replacement;
(bb)    in connection with any Offering, assist the Dealer Manager administratively with the selection process, implementation and training of Participating Broker-Dealers and facilitate the ongoing due diligence review of the Company and the Offering conducted by Participating Broker-Dealers;
(cc)    establish and manage ongoing operational and administrative processes for the Company, including engaging and negotiating contract terms with and supervising the performance by vendors of transfer agent services, call center and investor relations services, distribution payment processing,

Stockholder and Unitholder tax reporting, proxy voting, information technology requirements and reporting to Participating Broker-Dealers;
(dd)    develop marketing materials for the Company;
(ee)    assist in permissible public relations activities relating to the Company, including but not limited to the (i) development and administration of press releases, (ii) media relations, (iii) media coverage and by-lined articles, and (iv) subject to principal approval of the Dealer Manager and regulatory approvals, if required, the development and maintenance of a Company website to provide access for investors to financial reporting, financial advisor access to sales materials, and general information relating to the Company, such as filings with the Securities and Exchange Commission and informational presentations;
(ff)    assist in the administration of the Company’s distribution reinvestment plan, Share transfers, Share redemptions and all exception requests;
(gg)    arrange for the provision of data and customary information resources to interested parties such as custodians, trust departments, third-party reporting services and registered investment advisor platforms;
(hh)    provide and administer all back office administrative services that may be required for the day-to-day operations of the Company;
(ii)    perform such other services as may be required from time to time for the management and other activities relating to the Company’s and the Operating Partnership’s respective business and assets as the Board shall reasonably request or the Advisor shall deem appropriate under the particular circumstances; and
(jj)    use commercially reasonable efforts to cause the Company and the Operating Partnership to comply with all applicable laws.

4.	AUTHORITY OF ADVISOR.
(a)    Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 8), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Advisor the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Advisor, may be necessary or advisable in connection with the Advisor’s duties described in Section 3, including the making of any Investment that fits within the Company’s investment objectives, strategy and guidelines, policies and limitations as described in the Prospectus or Private Placement Memorandum and within the discretionary limits and authority as granted to the Advisor from time to time by the Board.
(b)    Notwithstanding the foregoing, any investment in an Investment that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be.
(c)    If a transaction requires approval by the Directors, the Advisor will deliver to the Directors all documents and other information required by them to properly evaluate the proposed transaction.

(d)    The prior approval of a majority of the Independent Directors not otherwise interested in the transaction and a majority of the Directors not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party.
(e)    The Board may, at any time upon the giving of notice to the Advisor, amend the Investment Guidelines or modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

5.	SUB-ADVISORS.
The Advisor is hereby authorized to enter into one or more sub-advisory agreements with other investment advisors, including any Affiliate of the Advisor (each, a “Sub-Advisor”), pursuant to which the Advisor may obtain the services of the Sub-Advisor(s) to assist the Advisor in fulfilling any of its responsibilities set forth under Sections 3(e) and 3(g) hereunder, subject to the oversight of the Advisor and the Board.
(a)    The Advisor and not the Company or Operating Partnership shall be responsible for any compensation payable to any Sub-Advisor. Notwithstanding the foregoing, the Company shall reimburse the Advisor for any expenses properly incurred by the Sub-Advisor, to the extent such expenses would be reimbursable if incurred by the Advisor pursuant to the terms of Section 11 hereof, in order for the Advisor to timely reimburse the Sub-Advisor for such out-of-pocket costs.
(b)    Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Articles of Incorporation and other applicable federal and state law.

6.	BANK ACCOUNTS.
The Advisor may establish and maintain one or more bank accounts in the name of the Company and the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company, as applicable.

7.	RECORDS; ACCESS.
The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

8.	LIMITATIONS ON ACTIVITIES.
Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company or Operating Partnership to regulation under the Investment

Company Act, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its Shares, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Directors, in which case the Advisor shall notify promptly the Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and members, and partners, directors, officers, members and stockholders of the Advisor’s Affiliates shall not be liable to the Company, the Directors, Stockholders, the Operating Partnership or the Unitholders for any act or omission by the Advisor, its directors, officers, employees, or members, and partners, directors, officers, members or stockholders of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement except as provided in Section 21 of this Agreement.

9.	RELATIONSHIP WITH DIRECTORS.
Subject to Section 8 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parent of an Affiliate, may serve as a Director or officer of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors or (b) as otherwise approved by the Board, including a majority of the Independent Directors, and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Articles of Incorporation. For so long as this Agreement is in effect, the Advisor shall have the right to nominate, subject to the approval of such nomination by the Board, three Affiliated Directors to the slate of Directors to be voted on by the Stockholders at the Company’s annual meeting of Stockholders; provided, however, that such number of director nominees shall be reduced as necessary by a number that will result in a majority of the Directors being Independent Directors. Furthermore, the Board shall consult with the Advisor in connection with (i) its selection of each Independent Director for nomination to the slate of Directors to be voted on at the annual meeting of Stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any Director.

10.	ADVISORY FEE.

(a)	The Advisor is not entitled to acquisition, disposition or financing fees.
(b)    The Advisor shall receive the Advisory Fee as compensation for services rendered hereunder.
(c)    The Operating Partnership shall pay the Advisor an Advisory Fee comprised of two components: (1) a fixed component in an amount equal to 1/365th of 1.25% of Operating Partnership NAV for each day (the “OP Fixed Component”); and (2) a performance component (the “OP Performance Component”) that is paid annually and calculated based on the OP Annual Total Return allocable to each class of Units. The Company shall also pay the Advisor an Advisory Fee comprised of two components: (1) a fixed component in an amount equal to 1/365th of 1.25% of Company Separate NAV for each day (the “Company Fixed Component” and collectively with the OP Fixed Component, the “Fixed Component”); and (2) a performance component (the “Company Performance Component” and collectively with the OP Performance Component, the “Performance Component”) that is paid annually and calculated based on the Company Separate Annual Total Return allocable to each class of Shares.

(d)    The OP Performance Component will not be paid with respect to the Class A Units, the Class D Units, Class A-I Units, the Class M-I Units or the Class M Units, each of which is evaluated independently when calculating the OP Performance Component, for any calendar year in which the OP Annual Total Return allocable to the applicable class expressed as a percentage is less than or equal to 7.0% (the “Priority Return Percentage”). For each class of Units, the dollar amount of the OP Performance Component will equal 10.0% of the difference between (i) the OP Annual Total Return allocable to Class A Units, Class D Units, Class A-I Units, Class M-I Units or Class M Units, as applicable, and (ii) the amount required to provide Class A Unitholders, Class D Unitholders, Class A-I Unitholders, Class M-I Unitholders or Class M Unitholders, as applicable, an OP Annual Total Return equal to the Priority Return Percentage. In the event the Class A Unit NAV per Class A Unit, Class D Unit NAV per Class D Unit, Class A-I Unit NAV per Class A-I Unit, Class M-I Unit NAV per Class M-I Unit or Class M Unit NAV per Class M Unit decreases below $10.00 on any day during the measurement period, subject to adjustment pursuant to any Distribution, Unit split, recapitalization, or other similar change in the capital structure of the Operating Partnership (or Company, to the extent such change also affects the Unitholders), any subsequent increase in such NAV per Unit to $10.00 (or such other adjusted number) shall not be included in the calculation of the OP Performance Component with respect to that class. If the OP Performance Component is payable with respect to Class A Units, Class D Units, Class A-I Units, Class M-I Units or Class M Units pursuant to this Section 10(d), the Advisor will be entitled to such payment even in the event that the OP Annual Total Return to Class A Unitholders, Class D Unitholders, Class A-I Unitholders, Class M-I Unitholders or Class M Unitholders, as applicable (or any particular Unitholder), expressed as a percentage on a cumulative basis over any longer or shorter period has been less than the Priority Return Percentage. The Advisor shall not be obligated to return any portion of any Advisory Fee paid based on the Operating Partnership’s subsequent performance. The OP Performance Component may be earned in a given period for one or more of the Operating Partnership’s classes of Units.
(e)    The Company Performance Component will not be paid with respect to the Class A Shares, the Class D Shares, Class A-I Shares, the Class M-I Shares or the Class M Shares, each of which is evaluated independently when calculating the Company Performance Component, for any calendar year in which the Company Separate Annual Total Return allocable to the applicable class expressed as a percentage is less than or equal to the Priority Return Percentage. For each class of Shares, the dollar amount of the Company Performance Component will equal 10.0% of the difference between (i) the Company Separate Annual Total Return allocable to Class A Shares, Class D Shares, Class A-I Shares, Class M-I Shares or Class M Shares, as applicable, and (ii) the amount required to provide Class A Stockholders, Class D Stockholders, Class A-I Stockholders, Class M-I Stockholders or Class M Stockholders, as applicable, a Company Separate Annual Total Return equal to the Priority Return Percentage. In the event the Class A Share NAV per Class A Share, Class D Share NAV per Class D Share, Class A-I Share NAV per Class A-I Share, Class M-I Share NAV per Class M-I Share or Class M Share NAV per Class M Share decreases below $10.00 on any day during the measurement period, subject to adjustment pursuant to any stock dividend, stock split, recapitalization, or other similar change in the capital structure of the Company, any subsequent increase in such NAV per Share to $10.00 (or such other adjusted number) shall not be included in the calculation of the Company Performance Component with respect to that class. If the Company Performance Component is payable with respect to Class A Shares, Class D Shares, Class A-I Shares, Class M-I Shares or Class M Shares pursuant to this Section 10(e), the Advisor will be entitled to such payment even in the event that the Company Separate Annual Total Return to Class A Stockholders, Class D Stockholders, Class A-I Stockholders, Class M-I Stockholders or Class M Stockholders, as applicable (or any particular Stockholder), expressed as a percentage on a cumulative basis over any longer or shorter period has been less than the Priority Return Percentage. The Advisor shall not be obligated to return any portion of any Advisory Fee paid based on the Company’s subsequent performance. The Company Performance Component may be earned in a given period for one or more of the Company’s classes of Shares.

(f)    The Advisor shall, on a daily basis, (i) accrue a liability reserve account equal to the amount due for both the Fixed Component and the Performance Component, such accrual to be reflected in the NAV per Unit and NAV per Share calculations for such day; and (ii) calculate the OP Annual Total Return allocable to each class of Units and the Company Separate Annual Total Return allocable to each class of Shares, in each case prorated as of the end of such day, and, based on such calculation, adjust the balance of liability reserve accrual to reflect the estimated amount due on account of the Performance Component.
(g)    The Advisory Fee will accrue daily and is payable in cash. The Fixed Component is payable monthly in arrears (after the close of business and NAV calculations for the last Business Day for such month). The Performance Component is payable promptly after the audited financial statements for each calendar year become available, provided that if this Agreement or its term expires without renewal prior to December 31 of any calendar year, then the prorated Performance Component for such partial year shall be payable promptly after the Company files (i) its unaudited financial statements on Form 10-Q for the calendar quarter that includes the Termination Date, or (ii) in the case of a Termination Date that occurs during the fourth calendar quarter of a calendar year, its audited financial statements on Form 10-K for the year ended that includes the Termination Date. The Performance Component shall be payable for each calendar year in which this Agreement is in effect, even if the Agreement is in effect for less than a full calendar year. In the event this Agreement is terminated or its term expires without renewal, the Advisory Fee will be calculated and due and payable after the calculation of the Operating Partnership’s and Company’s NAV on the Termination Date. If the Advisory Fee is payable with respect to any partial calendar month or calendar year, the Fixed Component will be prorated based on the number of days elapsed during any partial calendar month and the Performance Component will be prorated based on the number of days elapsed during, and OP Annual Total Return or Company Separate Annual Total Return (as applicable) achieved, for the period of such partial calendar year.
(h)    In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Advisor shall be paid the fixed component of the Advisory Fee from the proceeds of the liquidation and the performance component of the Advisory Fee will be calculated at the end of the liquidation period prior to the distribution of the liquidation proceeds to the Stockholders or Unitholders, as the case may be.

11.	EXPENSES.
(a)    As required by the NASAA REIT Guidelines, the cumulative Selling Commissions, Dealer Manager Fees and Organizational and Offering Expenses paid by the Company attributable to any Public Offering will not exceed 15.0% of Gross Proceeds from the sale of Shares in the Primary Offering of such Public Offering.
(b)    In addition to the compensation paid to the Advisor pursuant to Section 10 hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, and the Operating Partnership shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Operating Partnership pursuant to this Agreement. The Advisor shall determine in its reasonable discretion whether expenses reimbursable to the Advisor pursuant to this Section 11 have been incurred in connection with the services the Advisor provides to the Company or the services the Advisor provides to the Operating Partnership. The expenses that shall be paid directly or reimbursed by the Company or the Operating Partnership shall include, but shall not be limited to:

(i)    Organizational and Offering Expenses; provided that within 60 days after the end of the month in which a Public Offering terminates, the Advisor shall reimburse the Company to the extent the Organizational and Offering Expenses, Selling Commissions and Dealer Manager Fees borne by the Company attributable to such Public Offering exceed 15.0% of the Gross Proceeds raised in the completed Public Offering;
(ii)    DST Organizational and Offering Expenses paid or incurred by the Advisor or any of its Affiliates, except to the extent the Advisor or its Affiliates have agreed to receive a fee in lieu of reimbursement of such expenses;
(iii)    Acquisition Expenses incurred in connection with the selection and acquisition of Investments, including such expenses incurred related to assets pursued or considered but not ultimately acquired by the Company or the Operating Partnership, subject to limitations set forth in the Articles of Incorporation;
(iv)    the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor;
(v)    interest and other costs for borrowed money, including discounts, points and other similar fees;
(vi)    taxes and assessments on income of the Company or Investments, taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business, assets or income;
(vii)    costs associated with insurance required in connection with the business of the Company or by the Board;
(viii)    expenses of managing, improving, developing, operating and selling Investments, whether payable to an Affiliate of the Company or a non-affiliated Person;
(ix)    all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;
(x)    expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders or by the Operating Partnership to the Unitholders;
(xi)    expenses of organizing, redomesticating, merging, liquidating or dissolving the Company or of amending the Articles of Incorporation or the Bylaws;
(xii)    expenses incurred in connection with the formation, organization and continuation of any corporation, partnership, joint venture or other entity through which the Company’s investments are made or in which any such entity invests;
(xiii)    expenses of providing services for and maintaining communications with Stockholders, including the cost of updating offering materials and the preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiv)    expenses of all litigation or regulatory proceedings or investigations instituted or threatened against the Company;
(xv)    administrative service expenses, including but not limited to personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described in Section 3 hereof, including but not limited to reasonable salaries, bonuses and wages, benefits and overhead of all individuals whose primary job function relates to the Company’s business, provided that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee and provided further that in the event that personnel costs are reimbursed for individuals who serve as executive officers of the Company, the Advisor shall cause the Company to include disclosures of the amount of such costs in its next quarterly or annual report filed with the Securities and Exchange Commission;
(xvi)    audit, accounting and legal fees and other fees or expenses for professional services relating to the operations of the Company;
(xvii)    fees or expenses of third parties for services provided to the Company, including, but not limited to, the services of third party property managers, leasing or brokerage agents, project managers, real estate and mortgage brokers, and architectural, engineering or other consultants or third party service providers engaged by the Advisor to assist it in performing its duties and responsibilities set forth under Section 3 hereof (except for any compensation payable to any Sub-Advisor pursuant to Section 5 hereof); and
(xviii)    all such fees incurred at the request, or on behalf of, the Board, the Independent Directors or any committee of the Board.
(c)    Expenses incurred by the Advisor on behalf of the Company or the Operating Partnership and payable pursuant to this Section 11 shall be reimbursed no less than monthly to the Advisor. The Advisor shall during each quarter (i) prepare a statement for each of the Company and the Operating Partnership documenting (A) the expenses of the Company or the Operating Partnership, as the case may be, and (B) the calculation of the Advisory Fee payable by the Company or the Operating Partnership, as the case may be, and (ii) deliver such statements to the Company and Operating Partnership respectively within forty-five (45) days after the end of each quarter.
(d)    Organizational and Offering Expenses incurred by the Advisor with respect to a Public Offering prior to the effective date of the Registration Statement relating to such Public Offering shall be reimbursed by the Company to the Advisor over a period of 36 months following the date such Registration Statement is declared effective by the Securities and Exchange Commission.

12.	OTHER SERVICES.
Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.	REIMBURSEMENT TO THE ADVISOR.
The Company shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that in the four consecutive fiscal quarters then ended (the “Expense Year”) exceeded (the “Excess Amount”) the greater of 2.0% of Average Invested Assets or 25.0% of Net Income (the “2%/25% Guidelines”) for such 12-month period unless the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors that the Independent Directors deem sufficient. If the Independent Directors do not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If the Independent Directors determine such excess was justified, then, within sixty (60) days after the end of any fiscal quarter of the Company for which total reimbursed Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the Securities and Exchange Commission within sixty (60) days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computations shall be determined in accordance with GAAP applied on a consistent basis.

14.	OTHER ACTIVITIES OF THE ADVISOR
(a)    Relationship. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into joint ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such joint ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.
(b)    Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company and the Operating Partnership such time as shall be reasonably necessary to conduct the business and affairs of the Company and the Operating Partnership in an appropriate manner consistent with the terms of this Agreement. Each of the Company and the Operating Partnership acknowledges that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and the Operating Partnership and may provide services to Persons other than the Company or the Operating Partnership or any of their respective Affiliates.
(c)    Investment Opportunities. New investments shall be made by the Operating Partnership, not the Company, unless the Operating Partnership declines such investment opportunity. The Advisor shall use its commercially reasonable efforts to present to the Operating Partnership a number of potential investment opportunities appropriate for the portfolio of the Operating Partnership consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company or Operating Partnership even if the opportunity is of a character that, if presented to the Company or Operating Partnership, could be taken by the Company or Operating Partnership. In the event an investment opportunity is located, the allocation procedure set forth in the Prospectus shall govern the allocation of the opportunity among the Operating Partnership (and, indirectly, the Company), on the one hand, and other clients of the Advisor, on the other hand; provided any changes to the procedure shall be presented in advance and approved by the Board, including a majority of the Independent Directors.

15.	RELATIONSHIP OF THE PARTIES.
The Company and the Operating Partnership, on the one hand, and the Advisor on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

16.	TERM OF AGREEMENT.
This Agreement shall continue in force through June 5, 2020, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

17.	TERMINATION BY THE PARTIES.
This Agreement may be terminated (i)immediately by the Company or the Operating Partnership for Cause or upon the bankruptcy of the Advisor or upon a material breach of this Agreement by the Advisor; provided, that such material breach is not capable of being cured or has not been cured within sixty (60) days after the giving of notice thereof by the Company to the Advisor; (ii) upon sixty (60) days’ written notice without Cause or penalty by a majority vote of the Independent Directors; or (iii) upon sixty (60) days’ written notice by the Advisor. The provisions of Sections 19 through 22 survive termination of this Agreement.

18.	ASSIGNMENT TO AN AFFILIATE.
This Agreement may be assigned by the Advisor to an Affiliate with the prior written consent of the Company or the Operating Partnership, it being agreed that such consent shall not unreasonably be withheld or delayed by the Company or the Operating Partnership. The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Company or the Operating Partnership. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company and the Operating Partnership are bound by this Agreement.

19.	PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.
(a)    After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company and the Operating Partnership within thirty (30) days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.

(b)	The Advisor shall promptly upon termination:
(i)    pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(ii)    deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(iii)    deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and
(iv)    cooperate with the Company and the Operating Partnership to provide an orderly management transition.

20.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP.
The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees (the “Indemnitees,” and each an “Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland, the Articles of Incorporation or the provisions of Section II.G of the NASAA REIT Guidelines.

21.	INDEMNIFICATION BY ADVISOR.
The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

22.	NON-SOLICITATION.
During the period commencing on the Effective Date and ending one year following the Termination Date, the Company and the Operating Partnership shall not, without the Advisor’s prior written consent, directly or indirectly, (i) solicit or encourage any person to leave the employment or other service of the Advisor or its Affiliates, or (ii) hire, on behalf of the Company or the Operating Partnership or any other person or entity, any person who has left the employment within the one year period following the termination of that person’s employment the Advisor or its Affiliates. During the period commencing on the date hereof through and ending one year following the Termination Date, the Company and the Operating Partnership

will not, whether for their own account or for the account of any other Person, intentionally interfere with the relationship of the Advisor or its Affiliates with, or endeavor to entice away from the Advisor or its Affiliates, any person who during the term of the Agreement is, or during the preceding one-year period, was a tenant, co-investor, co-developer, joint venturer or other customer of the Advisor or its Affiliates.

23.	MISCELLANEOUS.
(a)    Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth herein:

To the Company:	Jones Lang LaSalle Income Property Trust, Inc. 333 West Wacker Drive, Suite 2300 Chicago, Illinois 60606 Attention: Chief Executive Officer
with a simultaneous copy to: Alston & Bird LLP 1201 W. Peachtree St. Atlanta, Georgia 30309 Attention: Rosemarie A. Thurston
To the Operating Partnership:	JLLIPT Holdings LP 333 West Wacker Drive, Suite 2300 Chicago, Illinois 60606 Attention: General Counsel
with a simultaneous copy to: Alston & Bird LLP 1201 W. Peachtree St. Atlanta, Georgia 30309 Attention: Rosemarie A. Thurston
To the Advisor:
LaSalle Investment Management, Inc.
333 West Wacker Drive, Suite 2300
Chicago, Illinois 60606
Attention: Chief Executive Officer

with a simultaneous copy to:

LaSalle Investment Management, Inc.
333 West Wacker Drive, Suite 2300
Chicago, Illinois 60606
Attention: General Counsel

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 23.
(b)    Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.
(c)    Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d)    Governing Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland without regard to the conflicts-of-law principles that would require the application of any other law. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Illinois and the Federal courts of the United States of America located in Chicago, Illinois for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)    Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof, including the Third Amended and Restated Advisory Agreement. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.
(f)    Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
(g)    Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
(h)    Titles Not to Affect Interpretation. The titles of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
(i)    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
[Signatures on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Advisory Agreement as of the date and year first above written.
Jones Lang LaSalle Income Property Trust, Inc.

By: /s/ C. Allan Swaringen
C. Allan Swaringen
President and Chief Executive Officer

JLLIPT Holdings LP
By: JLLIPT Holdings GP, LLC, its General Partner
By: Jones Lang LaSalle Income Property Trust, Inc., its sole Member and Manager

By: /s/ C. Allan Swaringen
C. Allan Swaringen
President and Chief Executive Officer

LaSalle Investment Management, Inc.

By:/s/ Jason B. Kern
Jason B. Kern
                President and Chief Executive Officer